UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 16, 2009

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California (Address of principal executive offices)		94080 (Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.                                        Results of Operations and Financial Condition.

The Company issued a press release dated March 16, 2009, announcing its financial results for the quarter and year ended December 31, 2008.  The full text of the press release is set forth in Exhibit 99.1 attached hereto.  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The information in this Item 2.02 and attached as Exhibit 99.1 to this Report will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Section 8 – Other Events

Item 8.01.                                        Other Events.

In compliance with Nasdaq Marketplace Rule 4350(b)(1)(B), the Company issued a press release announcing that the report on its financial statements for the year ended December 31, 2008 contains a going concern qualification paragraph.  The full text of the press release is set forth in Exhibit 99.2 attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)     Exhibits.

99.1 - Press release dated March 16, 2009

99.2 - Press release dated March 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: March 16, 2009	By:	/s/MICHAEL K. JACKSON
		Name:	Michael K. Jackson
		Title:	Senior Director, Finance
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 16, 2009

99.2	Press Release dated March 16, 2009